                                                           EXHIBIT (a)(1)(B)(ii)


                              TIER 2 ELECTION FORM
            TO EXCHANGE OPTIONS TO PURCHASE SHARES OF COMMON STOCK OF
                                 RCN CORPORATION
           PURSUANT TO THE OFFER TO EXCHANGE DATED SEPTEMBER 25, 2001


--------------------------------------------------------------------------------------
     TIER 2-OPTIONS (Strike Price Equal to or Greater Than $16.00)
--------------------------------------------------------------------------------------

    NAME AND ADDRESS OF HOLDER OF OPTIONS   (   )     -
Fill in your phone number, and if there is  ------------------------------------------
any error in the name or                    DAYTIME PHONE
address shown below, please make the        ------------------------------------------
necessary corrections at the right.         PRINT NAME (IF INCORRECT AT THE LEFT)
                                            ADDRESS OF HOLDER:
                                            ------------------------------------------
                                            ------------------------------------------
                                            ------------------------------------------


--------------------------------------------------------------------------------------


Please check the box under the heading "Check Here to Exchange this Option" for each Eligible Option grant that you would like to exchange for New Options. BY NOT MAKING AN ELECTION ON ANY PARTICULAR GRANT BELOW, YOU HAVE ELECTED TO REJECT THE OFFER FOR THAT PARTICULAR GRANT.

--------------------------------------------------------------------------------------

Grant                                                    # of New Options   Check Here
------                               Options Currently    to be Granted    to Exchange
I.D. #    Grant Date   Strike Price     Outstanding        If Exchanged    This Option
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------



--------------------      Grant Date      Options Currently
Signature                 Date            Vested (For Information Purposes only)

--------------------
Date

THE OFFER TO EXCHANGE AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M., EASTERN STANDARD TIME, ON OCTOBER 23, 2001, UNLESS THE OFFER IS EXTENDED.

By Registered or Certified Mail:           By Hand Delivery:                 By Overnight Courier:

  Mellon Investor Services LLC       Mellon Investor Services LLC        Mellon Investor Services LLC
          P.O. Box 3301                120 Broadway - 13th Floor             85 Challenger Road -
   South Hackensack, NJ 07606             New York, NY 10271                  Mail Drop - Reorg.
 Attn: Reorganization Department    Attn: Reorganization Department          Ridgefield, NJ 07660
                                                                      Attn: Reorganization Department

                      Telephone Inquiries: 1-888-232-7873

If you accept the offer to exchange options ("offer"), any Eligible Options described above that you elect to exchange will be exchanged for New Options.

If you hold Eligible Options with a Strike Price of less than $16.00, you will receive a separate election form that you must complete in addition to this form. If you are a senior vice president or a more senior executive officer with Eligible Options, you will receive separate election forms that you must complete in lieu of this form.

If you accept the offer, your total number of options will equal the New Options listed for each grant that you elect to exchange, plus the current number of options in each grant you elect not to exchange or was not eligible for exchange.

If you do not accept this offer, and elect not to exchange any Eligible Options, there will be no change in your existing option grants and you will not receive any New Options as set forth above for each Eligible Option grant.

Also, please note that you do not need to include any stock option agreements or other documents relating to the Eligible Options you are electing to exchange, if any. RCN will exchange and cancel such options electronically and update your option records accordingly.

Please check the box above next to each Eligible Option grant, indicating whether you elect to accept the offer to exchange such option grants, sign and date where indicated, provide your home telephone number and return this form to Mellon Investor Services at one of the addresses listed above.

Please refer to the Offer to Exchange and Summary of Terms for complete information regarding the terms and conditions for the exchange of your options.